Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 31, 2016, with respect to the financial statements of Cellect Biotechnology Ltd. (formerly: Cellect Biomed Ltd.) included in Amendment No.2 to the Registration Statement (Form F-1 No. 333-212432) and related Prospectus of Cellect Biotechnology Ltd. (formerly: Cellect Biomed Ltd.), dated July 25, 2016.

Tel-Aviv, Israel July 25, 2016	/s/ Kost Forer Gabbay & Kasierer KOST FORER GABBAY & KASIERER A Member of Ernst & Young Global